EXHIBIT 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

3 April 2025

raymond.ng@harneys.com

+852 5806 7883

063538-0001-RLN

Leading Partners Limited

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

Leading Partners Limited (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman  Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-4, including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to a business combination which will be effected in two steps: (i) Leadingway Ltd. will merge with and into Leading Group Limited (the Leading Group Merger), with Leading Group Limited surviving the Leading Group Merger as a wholly-owned subsidiary of the Company, and (ii) immediately following the Leading Group Merger, HAIAway Ltd. will merge with and into Healthcare AI Acquisition Corp. (the HAIA Merger, and together with the Leading Group Merger, the Mergers), with Healthcare AI Acquisition Corp. surviving the HAIA Merger as a wholly-owned subsidiary of the Company, including the registration of up to (1) 51,439,787 class A ordinary shares of par value of US$0.0001 per share of the Company (the Class A Ordinary Shares), and (2) 10,781,201 Warrants (as defined in the Registration Statement) and 10,781,201 Class A Ordinary Shares issuable upon exercise of Warrants of the Company (the Warrant Shares, and together with the Class A Ordinary Shares, the Shares).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

The British Virgin Islands is Harneys Hong Kong office's main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: A Au | M Chu | JP Engwirda | Y Fan | P Kay | MW Kwok | IN Mann

R Ng | ATC Ridgers | PJ Sephton

612885993.2

Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | Jersey | London | Luxembourg Montevideo | São Paulo | Shanghai | Singapore harneys.com

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In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1

Existence and Good Standing. The Company is a company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. The Company is a separate legal entity and is subject to suit in its own name.

2

Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the share capital of the Company will be US$50,000.00 divided into 500,000,000 shares comprising (i) 300,000,000 class A ordinary shares of a par value of US$0.0001 each, (ii) 100,000,000 class B ordinary shares of a par value of US$0.0001 each, and (iii) 100,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with the articles of association of the Company.

3

Valid Issuance of Shares. The allotment and issue of the Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the Shares will be validly issued, fully paid and non-assessable.

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Cayman Islands Law. The statements under the caption “Enforceability of Civil Liabilities” and “Description of Securities after the Business Combination” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully
/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

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SCHEDULE 1

List of Documents and Records Examined

1	The certificate of incorporation of the Company dated 13 August 2024;

2	The amended and restated memorandum and articles of association of the Company adopted by a special resolution of the Company dated 3 March 2025 (the M&A);

3	The register of directors and register of members of the Company provided to us on 1 March 2025;

Copies of 1 to 3 above have been provided to us by the Company (the Corporate Documents, and together with 4 to 8 below, the Documents).

4	A copy of each of the executed written resolutions of the sole director of the Company dated 14 August 2024 and 3 March 2025 (the Resolutions);

5	A certificate of incumbency issued by Harneys Fiduciary (Cayman) Limited, the registered office provider of the Company, on 3 March 2025;

6	A certificate of good standing in respect of the Company issued by the Registrar of Companies dated 3 March 2025;

7	A certificate from a director of the Company dated 2 April 2025, a copy of which is attached hereto (the Director’s Certificate); and

8	The Registration Statement filed with the Commission on 3 April 2025.

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SCHEDULE 2

Assumptions

1

Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Documents are authentic, all signatures, initials and seals are genuine.

2

Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3

Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4

No Steps to Wind-up. The sole director and sole shareholder of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

5	Resolutions. The Resolutions remain in full force and effect.

6

Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

7	Shares. No Share will be issued for a price which is lower than its par value, and the Company will have sufficient authorised but unissued share capital to issue each Share.

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SCHEDULE 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2

Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3

Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of Shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4

Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

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Annex

Director’s Certificate

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Leading Partners Limited

incorporated in the Cayman Islands

Company No. 412844

(the Company)

DIRECTOR’S CERTIFICATE

This certificate is given by the undersigned in his/her capacity as the sole director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1	Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2

I, the undersigned, am the sole director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3	I, the undersigned, confirm in relation to the Company that:

(a)	the memorandum and articles of association of the Company dated 13 August 2024 remain in full force and effect and are otherwise unamended;

(b)

the Company adopted an amended and restated memorandum and articles of association by a special resolution of the Company passed on 3 March 2025 which would take effect immediately prior to the completion of the listing of the class A ordinary shares of the Company;

(c)

the written resolutions of the sole director dated 14 August 2024 and 3 March 2025 were executed by the sole director in the manner prescribed in the articles of association of the Company, the signature(s) and initial(s) thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

(d)

there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from allotting and issuing the shares or otherwise performing its obligations under the Registration Statement (as defined in the Legal Opinion).

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

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/s/ Ross Kenneth BENSON
Name: Ross Kenneth BENSON Sole director	Date: April 2, 2025

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